Exhibit 10.2

FIRST amendment to

WARRANT CERTIFICATE

THIS FIRST AMENDMENT TO WARRANT CERTIFICATE (this “Amendment”) is effective as of August 5, 2015, and is between RMB Australia Holdings Limited, a company incorporated under the laws of Australia (“RMB”), and Solitario Exploration & Royalty Corp., a Colorado corporation (“Solitario”).

WHEREAS, on August 10, 2012, Solitario, RMB, and RMB Resources, Inc., an affiliate of RMB, entered into a Facility Agreement for the purpose of allowing Solitario to borrow up to $5,000,000 from RMB.

WHEREAS, as of the date hereof, Solitario has borrowed a total of $5,000,000 (the “Loan”) under the Facility Agreement, and by its terms the Loan and all obligations under the Facility agreement are due on August 21, 2015.

WHEREAS, in conjunction with the entry into the Facility Agreement, Solitario issued RMB a warrant to acquire 1,624,748 shares of Solitario common stock, the rights and terms of such warrant are set forth in a Warrant Certificate dated August 21, 2012 (the “Warrant”), and by its terms the Warrant expires on August 21, 2015.

WHEREAS, through a separate agreement the parties hereto have agreed to extend the maturity date of the Loan, and in conjunction therewith have agreed to extend the term of the Warrant through August 21, 2016.

WHEREAS, in accordance with Section 8.4 of the Warrant, the parties hereto desire to document their agreement to extend the expiration date of the Warrant.

NOW, THEREFORE, for mutual consideration, the receipt of which is hereby acknowledged, the undersigned hereby agree as follows:

1.                  Amendment of Exercise Period. The term “Exercise Period”, as defined in Section 1.1 of the Warrant, is hereby amended to end effective as of 5:00 p.m. Mountain Time on August 21, 2016.

2.                  Counterparts. This Amendment may be executed in more than one counterpart, each of which, when so executed, shall be an original, and it shall not be necessary, in making proof of this Amendment, to produce or account for more than one counterpart. This Amendment may be executed in original or through signatures transmitted by facsimile or other electronic means.

3.                  Recitals; Defined Terms. All recitals to this Amendment and terms defined therein, if any, are incorporated by reference into the body of this Amendment. All capitalized terms not defined in this Amendment have the meaning ascribed to them in the Warrant.

4.                  Conflict Of Terms. In the event of a conflict between the terms of the Warrant and this Amendment, the terms of this Amendment shall control.

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5.                  Reaffirmation. The parties hereby ratify, confirm and approve all other terms and conditions of the Warrant not amended hereby.

IN WITNESS WHEREOF, Solitario and RMB have executed this Amendment the day and year first above written.

SOLITARIO EXPLORATION & ROYALTY CORP.

By: /s/ Christopher E. Herald

Name: Christopher E. Herald

Title: CEO

RMB Australia Holdings Limited

By: /s/ Arnold Vogel

Name: Arnold Vogel

Title: Director